UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2017
Date of Report (Date of Earliest Event Reported)
_______________________________

HEWLETT PACKARD ENTERPRISE
COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

DELAWARE	001-37483	47-3298624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA (Address of Principal Executive Offices)		94304 (Zip Code)
(650) 687-5817
(Registrant’s telephone number, including area code)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 5.03 below is incorporated herein by reference. The Preferred Shares (defined below) were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 17, 2017, Hewlett Packard Enterprise Company (the “Company”) filed with the Secretary of State of the State of Delaware (i) a Certificate of Designation of Series A Junior Participating Redeemable Preferred Stock (the “Series A Certificate of Designation”) and (ii) a Certificate of Designation of Series B Junior Participating Redeemable Preferred Stock (the “Series B Certificate of Designation” and together with the Series A Certificate of Designation, the “Certificates of Designation”). Each Certificate of Designation was adopted by resolution of the Company’s Board of Directors pursuant to the Certificate of Incorporation of the Company, as amended (the “Charter”), which vests in the Company’s Board of Directors the authority to provide for the authorization and issuance of one or more series of preferred stock of the Company within the limitations and restrictions set forth in the Charter.
In connection with (i) the previously announced separation of the Company’s enterprise services business (the “Enterprise Services Separation”) and combination thereof with Computer Sciences Corporation, and (ii) the previously announced separation of the Company’s software business (the “Software Separation”) and combination thereof with Micro Focus International plc, on March 17, 2017, the Company issued (a) 1,275,431 shares of Series A Junior Participating Redeemable Preferred Stock (the “Series A Preferred Shares”) to a wholly owned subsidiary of the Company, in exchange for 127,543,113 shares of Company common stock held by such subsidiary (the “Series A Exchange”) and (b) 550,409 shares of Series B Junior Participating Redeemable Preferred Stock (the “Series B Preferred Shares” and together with the Series A Preferred Shares, the “Preferred Shares”) to another wholly owned subsidiary of the Company, in exchange for 55,040,907 shares of Company common stock held by such subsidiary (the “Series B Exchange”). The Series A Exchange and the Series B Exchange are intended to ensure that such subsidiaries of the Company do not receive (x) shares of common stock, par value $0.01 per share, of Everett SpinCo, Inc. (the subsidiary of the Company that will hold the Company’s enterprise services business upon the completion of the Enterprise Services Separation) in the Enterprise Services Separation, or (y) shares of Class A common stock, par value $0.01 per share, of Seattle SpinCo, Inc. (the subsidiary of the Company that will hold the Company’s software business upon the completion of the Software Separation) in the Software Separation.
The Series A Preferred Shares are redeemable, at the option of the Company, for shares of Company common stock at the redemption rate set forth in the Series A Certificate of Designation, except that at the effective time of the Software Separation, the Series A Preferred Shares will automatically be redeemed for shares of Class B common stock, par value $0.01 per share, of Seattle SpinCo, Inc., at the redemption rate set forth in the Series A Certificate of Designation. The Series B Preferred Shares are redeemable, at the option of the Company, for shares of Company common stock at the redemption rate set forth in the Series B Certificate of Designation. The Series A Preferred Shares and the Series B Preferred Shares have such other powers, privileges, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as are set forth in the Series A Certificate of Designation and the Series B Certificate of Designation, respectively. The Series A Certificate of Designation and the Series B Certificate of Designation are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference, and the foregoing summary of the Series A Preferred Shares and the Series B Preferred Shares is qualified in its entirety by reference thereto.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY
(Registrant)

Date: March 20, 2017	By: /s/ RISHI VARMA
Name: Rishi Varma
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Redeemable Preferred Stock
3.2	Certificate of Designation of Series B Junior Participating Redeemable Preferred Stock